    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1997
                                                     REGISTRATION NO. 333-29937
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          -------------------------
                               Amendment No. 1
                                      to
                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                         CARAUSTAR INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)


                  NORTH CAROLINA                               2631                           58-1388387
           (State or other jurisdiction            (Primary Standard Industrial            (I.R.S. Employer
         of incorporation or organization)         Classification Code Number)          Identification Number)

                            3100 WASHINGTON STREET
                           AUSTELL, GEORGIA  30001
                                (770) 948-3101
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -------------------------

                              H. LEE THRASH, III
                  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          CARAUSTAR INDUSTRIES, INC.
                            3100 WASHINGTON STREET
                           AUSTELL, GEORGIA  30001
                                (770) 948-3101
             (Address, including zip code, and telephone number,
                  including area code, of agent for service)

                          -------------------------

                               WITH COPIES TO:
                           PATRICK S. BRYANT, ESQ.
                      ROBINSON, BRADSHAW & HINSON, P.A.
                            101 NORTH TRYON STREET
                       CHARLOTTE, NORTH CAROLINA  28211
                                (704) 377-2536

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, please check the following box. [X]
      If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                        -------------------------------
                        CALCULATION OF REGISTRATION FEE
                        ===============================


==============================================================================================================================
                                                         PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF     OFFERING AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING      AMOUNT OF REGISTRATION
      SECURITIES TO BE            REGISTERED                 SHARE(1)                PRICE(1)                   FEE(1)
         REGISTERED
------------------------------------------------------------------------------------------------------------------------------
 Common Shares, par value
 $.10 per share                      800,000                  $31.125                $24,900,000                $7,546(2)
==============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock, as reported on the Nasdaq National Market System on June 17, 1997.

(2)   This fee was paid in connection with the initial filing on June 24, 1997.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          CARAUSTAR INDUSTRIES, INC.
                            Cross Reference Sheet

                  Pursuant to Rule 501(b) Of Regulation S-K
                      Showing locations in Prospectus of
                Information Required by the Items of Form S-4


 ITEM
 NUMBER      FORM S-4 CAPTION                                         LOCATION IN PROSPECTUS
 ------      ----------------                                         ----------------------



A. - Information about the Transaction

      1.     Forepart of Registration Statement and Outside           Facing Page; Outside Front Cover Page of Prospectus;
             Front Cover Page of Prospectus.....................      Available Information

      2.     Inside Front and Outside Back Cover Pages of             Inside Front of Prospectus; Outside Back Cover
             Prospectus.........................................      Page of Prospectus

      3.     Summary Information, Risk Factors, Ratio of              Outside Front Cover Page of Prospectus; The Company;
             Earnings to Fixed Charges and Other Information....      Risk Factors

      4.     Terms of the Transaction...........................      *

      5.     Pro Forma Financial Information....................      *

      6.     Material Contacts with the Company Being Acquired.       *

      7.     Additional Information Required for Reoffering by
             Persons and Parties deemed to be Underwriters......      *

      8.     Interests of Named Experts and Counsel.............      *

      9.     Disclosure of Commission Position on
             Indemnification for Securities Act Liabilities.....      *

B - Information about the Registrant

     10.     Information with Respect to the Registrant.........      Outside Front Cover of Prospectus; The Company; Risk Factors;
                                                                      Incorporation of Certain Documents by Reference

     11.     Incorporation of Certain Information by Reference..      Incorporation of Certain Documents by Reference

C - Information about the Company being Acquired ...............      *

D - Voting and Management Information...........................      *




* Not Applicable

                                800,000 SHARES

                          CARAUSTAR INDUSTRIES, INC.

                                 COMMON STOCK

      This Prospectus covers the offer and sale of up to 800,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of Caraustar Industries, Inc. (together with its wholly owned subsidiaries, the "Company" or "Caraustar"), which the Company may issue from time to time in connection with the future direct and indirect acquisitions of other businesses, properties or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Securities Act of 1933, as amended (the "Securities Act") or as otherwise permitted under the Securities Act.

      The Company expects that the terms upon which it may issue the shares in business combination transactions will be determined through negotiations with the securityholders or principal owners of the businesses whose securities or assets are to be acquired. It is expected that the shares that are issued will be valued at prices reasonably related to market prices for the Common Stock prevailing either at the time an acquisition agreement is executed or at the time an acquisition is consummated.


      This Prospectus will be used only in connection with the acquisition of businesses, properties or securities in business combination transactions that would be exempt from registration but for the issuance of Common Stock and the possibility of integration with other transactions. This Prospectus will be furnished to security holders of the business, properties or securities to be acquired.


      Persons receiving Common Stock in connection with the acquisition may be required to agree to hold all or some portion of the Common Stock for a period of up to two years after the date of such acquisition. See "Plan of Distribution."

      If an acquisition has a material financial effect upon the Company, a current report on Form 8-K will be filed subsequent to the acquisition containing financial and other information about the acquisition that would be material to subsequent acquirors of Common Stock offered hereby, including pro forma information for Caraustar and historical financial information about the company being acquired. A current report on Form 8-K will also be filed when an acquisition does not per se have a material effect upon the Company, but if aggregated with other acquisitions since the date of the Company's most recent audited financial statements, would have such a material effect.

      If an acquisition of a business, properties or securities in a business combination transaction is not exempt from registration even if integration is not taken into account, then the offerees of Common Stock in such acquisition will be furnished with copies of this Prospectus as amended by a post-effective amendment to the Registration Statement on Form S-4 of which this Prospectus is a part.


      The Common Stock is quoted on the NASDAQ National Market System under the symbol "CSAR." On July 17, 1997, the closing price per share of the Common Stock, as reported by NASDAQ, was 32 3/4.


      All expenses of this offering (this "Offering") will be paid by the Company. No underwriting discounts or commissions will be paid in connection with the issuance of shares by the Company in business combination transactions, although finder's fees may be paid with respect to specific acquisitions. Any person receiving a finder's fee may be deemed to be an Underwriter within the meaning of the Securities Act.

                                ---------------

       AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES RISKS.
                   SEE "RISK FACTORS" COMMENCING ON PAGE 3.

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
              OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THE PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                               ---------------


             The date of this Prospectus is July 18, 1997.

                            AVAILABLE INFORMATION



      The Company is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The Registration Statement and exhibits and schedules thereto, as well as such reports, proxy statements and other information, may be inspected and copied at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any part of such materials may be obtained from any such office upon payment of the fees prescribed by the SEC. The SEC maintains a World Wide Web site (http://www.sec.gov), which contains reports, proxy and information statements and other information filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Common Stock is currently quoted on the NASDAQ National Market System; such reports, statements and other information also can be inspected at the offices of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.



      The Company has filed with the SEC a Registration Statement on Form S-4 under the Securities Act with respect to the Shares offered hereby (the "Registration Statement"). As permitted by the rules of the SEC, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits and schedules filed as part thereof. Statements contained in this Prospectus, and in any document incorporated herein by reference, as to the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is hereby made to the copy of the contract or document filed as an exhibit to the Registration Statement or such document, each such statement being qualified in all respects by this reference thereto. The Registration Statement has been filed through EDGAR and is also publicly available through the SEC's Web site (http://www.sec.gov).

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the SEC pursuant to the Exchange Act are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1996; (ii) Quarterly Report on
Form 10-Q for the quarter ended March 31, 1997; (iii) Current Report on
Form 8-K filed July 29, 1996, as amended by Form 8-K/A filed September 25, 1996; (iv) Amendment No. 1 on Form 10-Q/A to the Quarterly Report on Form 10-Q for the quarter ended September 30, 1995; (v) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC pursuant to Section 12 of the Exchange Act and any amendment or report filed by the Company for the purpose of updating such description and (vi) all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering of the Common Stock offered hereby.


        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

      The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Caraustar Industries, Inc., 3100 Washington Street, Austell, Georgia 30001, Attention:
Corporate Secretary, telephone (770) 948-3101.


                                 THE COMPANY

      The Company is a major manufacturer of recycled paperboard and converted paperboard products. The Company's executive offices are located at 3100 Washington Street, Austell, Georgia 30001, and its telephone number is (770) 948-3101.

                                 RISK FACTORS

        In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before purchasing the Common Stock offered hereby. This Prospectus, including information incorporated by reference herein, may contain certain "forward-looking statements" within the meaning of the Securities Act and the Exchange Act, which are based on the Company's expectations or beliefs, as well as information currently available to management. When used in this document, the words "anticipate," "estimate," "expect," and similar expressions may identify such forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Any such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or financial condition may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company's operating results, performance or financial condition are fluctuations in raw material prices and the economy in general, the degree and nature of competition, demand for the Company's products, changes in government regulations, the Company's ability to complete

                          REGISTRAR AND TRANSFER AGENT

      The registrar and transfer agent for the Common Stock is First Union National Bank of North Carolina, Charlotte, North Carolina.


                                LEGAL MATTERS

      Certain legal matters in connection with the shares of Common Stock offered hereby will be passed on for the Company by Robinson, Bradshaw & Hinson, P.A., Charlotte, North Carolina. Russell M. Robinson, II, a shareholder in the firm of Robinson, Bradshaw & Hinson, P.A., is Chairman of the Board of Directors of the Company. Robinson, Bradshaw & Hinson, P.A. is the Company's principal outside legal counsel. Certain members of such firm beneficially owned approximately 118,355 shares of the Company's Common Stock as of the date of this Prospectus.


                                   EXPERTS

      The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts.

                          __________________________



      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.


                              TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----


AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

REGISTRAR AND TRANSFER AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

LEGAL MATTERS  . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6


                                800,000 SHARES

                          CARAUSTAR INDUSTRIES, INC.

                                 COMMON STOCK

                                 ============

                                  PROSPECTUS

                                 -----------

                                July 18, 1997

ITEM 21.  EXHIBITS.

       The following is a list of all the exhibits filed as part of the Registration Statement.

          EXHIBITS


EXHIBIT NO.          EXHIBIT

2.01                 -      Contribution Agreement between Tenneco Packaging Inc. and Caraustar Industries, Inc. regarding the information of a Partnership, dated as of June 21, 1996 (including Annex A, Form of Partnership
                            Agreement), as amended by Amendment to Contribution Agreement dated July 15, 1996 (Incorporated by reference - Exhibit 2 to Current Report on Form 8-K dated July 15, 1996 [SEC File No. 0-20646])

3.01                 -      Amended and Restated Articles of Incorporation of the Company (Incorporated by reference - Exhibit 3.01 to Annual Report for 1992 on Form 10-K [SEC File No. 0-20646])

3.02*                -      Second Amended and Restated Bylaws of the Company


4.01                 -      Specimen Common Stock Certificate (Incorporated by reference - Exhibit 4.01 to Registration
                            Statement on Form S-1 [SEC File No. 33-50582])

4.02                 -      Articles 3 and 4 of the Company's Amended and Restated Articles of Incorporation
                            (Incorporated by reference - included in Exhibit 3.01 to Annual Report for 1992 on Form 10-K
                            [SEC File No. 0-20646])

4.03                 -      Article II of the Company's Second Amended and Restated Bylaws (Incorporated by reference -
                            included in Exhibit 3.02 to Annual Report for 1992 on Form 10-K [SEC File No. 0-20646])

4.04                 -      Rights Agreement, dated as of April 9, 1995, between Caraustar Industries, Inc. and First
                            Union National Bank of North Carolina, as Rights Agent (Incorporated by reference - Exhibit
                            1 to Current Report on Form 8-K dated April 19, 1995 [SEC File No. 0-20646])

5.1*                 -      Opinion of Robinson, Bradshaw & Hinson, P.A.

10.01                -      Credit Agreement dated as of June 2, 1995, by and among the Company, the Banks signatory thereto from time to time, NationsBank, N.A. (Carolinas) as Administrative and Managing Agent, Bankers Trust Company,
                            as Managing Agent and CIBC,  Inc., as Co-Agent, as amended by First Amendment to Credit Agreement, dated as of July 31, 1995 (Incorporated by reference - Exhibit 10.01 to Report on Form 10-Q for the quarter ended September 30, 1995 [SEC File No. 0-20646])

10.02                -      Note Agreement, dated as of October 1, 1992, between the Company and the Prudential Insurance Company of America, regarding the Company's 7.89% Senior Subordinated Notes (Incorporated by reference - Exhibit
                            10.02 to Annual Report on for 1992 Form 10-K [SEC File No. 0-20646])

10.03                -      Amendment Agreement, dated as of June 2, 1995, between the Company and the Prudential Insurance Company of America regarding the Company's 7.89% Senior Subordinated Notes (Incorporated by reference -
                            Exhibit 10.03 to Report on Form 10-Q for the quarter ended September 30, 1995 [SEC File No. 0-20646])

10.4                 -      Employment Agreement, dated December 31, 1990, between the Company and Thomas V. Brown (Incorporated by reference - Exhibit 10.06 to Registration Statement on Form S-1 [SEC File No. 33-50582])

10.5                 -      Asset Purchase Agreement, dated August 7, 1992, between the Company and Domtar Gypsum Inc. (Incorporated by reference - Exhibit 10.07 to Registration Statement on Form S-1 [SEC File No. 33-50582])

10.6                 -      Deferred Compensation Plan, together with copies of existing individual deferred compensation agreements
                            (Incorporated by reference - Exhibit 10.08 to Registration Statement on Form S-1 [SEC File No.
                            33-50582])

10.7                 -      1987 Executive Stock Option Plan (Incorporated by reference - Exhibit 10.09 to Registration Statement on
                            Form S-1 [SEC File No. 33-50582])

10.8                 -      1993 Key Employees' Share Ownership Plan (Incorporated by reference - Exhibit 10.10 to Registration
                            Statement on Form S-1 [SEC File No. 33-50582])

10.9                 -      Energy Purchase Agreement, dated December 18, 1989, between Camden Paperboard Corporation and Camden
                            Cogen, L.P. (Incorporated by reference - Exhibit 10.11 to Registration Statement on Form S-1 [SEC File
                            No. 33-50582])

10.10                -      Incentive Bonus Plan of the Company (Incorporated by reference - Exhibit 10.10 to Annual Report for 1993 on Form 10-K [SEC File No. 0-20646])

10.11                -      Agreement and Plan of Merger, dated as of September 13, 1995, among the Company, CSAR Acquisition, Inc.,
                            GAR Holding Company and each of the stockholders, warrantholders and optionees of GAR Holding Company, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of October 31, 1995 (Incorporated by reference - Exhibit 10.11 to Report on Form 10-Q for the quarter ended September 30, 1995 [SEC File
                            No. 0-20646])

10.12                -      1996 Director Equity Plan of the Company (Incorporated by reference - Exhibit 10.12 to Report on Form
                            10-Q for the quarter ended March 31, 1996 [SEC File No. 0-20646])

11.01                -      Computation of Earnings per share (Incorporated by reference - Exhibit 11.01 to Report on Form 10-Q for the quarter ended March 31, 1997 [SEC File No. 0-20646])

23.1*                -      Consent of Arthur Andersen LLP

23.2*                -      Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.1)

24**                 -      Power of Attorney (included on the signature pages of the Registration Statement as initially filed).



*  Filed herewith.
** Previously filed.



ITEM 22.  UNDERTAKINGS

       The undersigned registrant hereby undertakes as follows:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings in subparts (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by such subparts is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.



(7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) With respect to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.



(9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austell, State of Georgia on July 17, 1997.


                               CARAUSTAR INDUSTRIES, INC.


                            By: /s/    H. Lee Thrash, III
                               ------------------------------------------
                                       H. Lee Thrash, III
                                       Vice President and Chief Financial
                                       Officer-Finance






      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons and in the capacities indicated on July 17, 1997.



 SIGNATURE                                                    TITLE

  /s/            Thomas V. Brown*
 -----------------------------------------
                 Thomas V. Brown                              Director, President and Chief Executive Officer
                                                              (Principal Executive Officer)
  /s/            H. Lee Thrash, III
 -----------------------------------------
                 H. Lee Thrash, III                           Director, Vice President and Chief Financial Officer (Principal
                                                              Financial Officer and Principal Accounting Officer)

  /s/            Russell M. Robinson, II*
 -----------------------------------------
                 Russell M. Robinson, II                      Chairman of the Board of Directors


  /s/            Ralph M. Holt, Jr.*
 -----------------------------------------
                 Ralph M. Holt, Jr.                           Director

  /s/            Maxine Francis Forrest*
------------------------------------------
                 Maxine Francis Forrest                       Director



* By: /s/ H. Lee Thrash, III
      ------------------------------------
      H. Lee Thrash, III, Attorney-in-Fact